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                                   EXHIBIT 99

January 31, 2002
                                           News Release For Further Information
                                    For Immediate Release Contact: Linda Daniel
                                                                 V.P. Mktg/Adm.
                                                                 (937) 339-5000

                          HOLDING COMPANY NOW COMPLETED
                            FOR PEOPLES SAVINGS BANK


The Management and Board of Directors of Peoples Savings Bank (Troy-Piqua-Clayton) are pleased to announce that the shareholder approved reorganization of Peoples Savings Bank into a holding company structure was successfully completed today and will become effective at the close of business on January 31, 2002. At such time, Peoples Ohio Financial Corporation will become the holding company for the local bank. The new stock symbol for Peoples Ohio Financial Corporation is "POHF." Peoples shareholders will soon be receiving information regarding the process of exchanging bank shares for holding company shares.

President/CEO Ron Scott said the successful completion of the reorganization was another important accomplishment for the local financial organization.

"Peoples Savings Bank has successfully reinvented itself as an organization several times during its 112-year history," Scott said. He added that each time the process was designed to improve and broaden services for customers and to create value for shareholders.

Peoples recently announced the second quarter ended December 31, 2001 was the best earnings quarter ever in the long history of the local bank.